Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of Moggle, Inc. on Form S-1 of our report dated June 9, 2008, except for the last paragraph of Note 7, as to which the date is June 23, 2008, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Morison Cogen LLP

Bala Cynwyd, Pennsylvania
June 30, 2008